UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                              Other Events.

On November 9, 2016, Adaptimmune Therapeutics plc (the “Company”) issued a press release reporting that the U.S. Food and Drug Administration has removed the partial clinical hold on the planned study of its NY-ESO SPEAR™ (Specific Peptide Enhanced Affinity Receptor) T-cell therapy in myxoid round cell liposarcoma (“MRCLS”). Under a revised protocol, the Company will initiate a study in up to 15 MRCLS patients. Patient screening is expected to begin in 4Q 2016. Results from this study will inform a potential future registration trial.

The Company will provide an overview of the removal of the partial clinical hold during its conference call to discuss the third quarter ended September 30, 2016, scheduled for 8.00 a.m. EST (1.00 p.m. GMT) on Thursday November 10, 2016. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01                               Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: November 9, 2016	By:	/s/ Margaret Henry
Name: Margaret Henry
Title: Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 9, 2016